EXHIBIT 23.2

                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement (File No. 1-14762).

   /s/ Arthur Andersen LLP
   ARTHUR ANDERSEN LLP


Chicago, Illinois
March 19, 1999